Exhibit 99.1

EnergySolutions Announces

Preliminary Financial Results for Second Quarter 2010

SALT LAKE CITY, UT — (MARKET WIRE) — August 2, 2010 — EnergySolutions, Inc. (NYSE: ES), a leading provider of specialized, technology-based nuclear services to government and commercial customers, today announced its preliminary financial results for the three months ended June 30, 2010.  The Company estimates that its revenues for the quarter will be between $385 million and $405 million and that its net loss for the quarter (including the non-cash goodwill impairment charge described below) will be between $28 million and $30 million ($0.32 to $0.34 per share).  Excluding the goodwill impairment charge, the Company estimates that its net income attributable to EnergySolutions for the three months ended June 30, 2010 will be between $5 million and $7 million ($0.06 to $0.08 per share).  The Company further estimates that its Adjusted EBITDA for the three months ended June 30, 2010 will be between $30 million and $33 million.

During the Company’s regularly scheduled impairment review during the second quarter of 2010, the Company determined that the goodwill allocated to its Federal Services reporting unit was impaired primarily due to lower forecasted growth rates than those projected in the prior year.  Accordingly, the Company anticipates that its results for the three months ended June 30, 2010 will include a non-cash impairment charge of approximately $35 million for the write-down of goodwill. Because the goodwill impairment charge is not deductible for income tax purposes, the Company expects the impact on net income will be approximately $35 million (approximately $0.40 per share).  In conjunction with the annual impairment review, the Company determined that an indicator of impairment exists related to certain of its intangible assets with a book value of approximately $6.5 million, and therefore, is also performing an impairment test of those certain intangible assets.  The Company does not expect to complete the impairment test of the intangible assets prior to filing our Form 10-Q for the quarter ended June 30, 2010.  As a result, any impairment charge (up to $6.5 million) will be recorded in the quarter ending September 30, 2010.

Because the second quarter of 2010 has recently ended, this unaudited financial information is, by necessity, preliminary in nature, based only upon preliminary information available to the Company as of the date of this report and has not been reviewed by the Company’s independent registered public accounting firm.  The Company intends to release its second quarter 2010 financial results before the market opens on Thursday, August 5, 2010.  The Company’s actual results of operations for the three months ended June 30, 2010, as reported in such earnings release, could differ materially from its estimates due to completion of the Company’s quarterly close procedures, final adjustments and other developments that may arise before such financial results are finalized. Accordingly, readers should not place undue reliance on the foregoing unaudited financial information.

Use of Non-GAAP Financial Measures

This report includes the non-GAAP financial measure entitled “Adjusted EBITDA.”  The Company defines Adjusted EBITDA as net income (loss) attributable to EnergySolutions, plus interest expense (including the effects of interest rate derivative agreements), income taxes, depreciation and amortization, non-cash impairment charges, non-cash equity compensation expense and non-cash accretion expense.  The Company uses Adjusted EBITDA as a key indicator of its operating performance and for planning and forecasting future business operations. Adjusted EBITDA is a supplemental measure of the Company’s performance that is not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”).  It is not a measure of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of the Company’s liquidity.

The Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. The Company has included information concerning Adjusted EBITDA in this report because it is used by management to measure operating performance and because the Company believes that such information is often used by certain investors as a measure of a company’s historical performance and for modeling.

Adjusted EBITDA has limitations as an analytical tool, and readers should not consider it in isolation, or as a substitute for analysis of the Company’s operating results or cash flows as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA does not reflect the Company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•                  Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                  Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•                  Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•                  Adjusted EBITDA is not adjusted for all non-cash income or expense items that are reflected in the Company’s statements of cash flows; and

•                  Other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of its business.  The Company compensates for these limitations by relying primarily on GAAP results and using Adjusted EBITDA only for supplemental purposes.  Because the financial information presented in this report is preliminary in nature, the Company is not able to reconcile this information to comparable financial measures calculated and presented in accordance with GAAP.  The Company’s earnings release on August 5 will include such a reconciliation.

Cautionary Note Regarding Forward-Looking Statements

This report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve risks and uncertainties related to the Company’s results of operations for the three months ended June 30, 2010. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that may cause future performance or actual results to differ from the expectations expressed or implied herein include, without limitation, the following: changes in general economic conditions, which prevent or delay the refinancing transaction; volatility in the financial and credit markets; and unforeseen changes in economic, business, competitive, regulatory, technological, strategic or other circumstances that may prevent or delay the transaction. The Company undertakes no obligation to publicly update any forward-looking statement contained in this report, whether as a result of new information, future developments or otherwise, except as may be required by law.

About EnergySolutions, Inc.

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, the safe, secure disposition of nuclear waste, and research and engineering services across the fuel cycle.

For more information, please contact:

John Rasmussen

EnergySolutions, Inc.

(801) 649-2000

jarasmussen@energysolutions.com

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